Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:	Paul Caminiti/Carrie Bloom/Jonathan Doorley Sard Verbinnen & Co 212/687-8080

Castle Brands Announces Fiscal 2010 Third Quarter Results

NEW YORK, NY, February 16, 2010 — Castle Brands Inc. (NYSE Amex: ROX), an emerging developer and international marketer of premium branded spirits and fine wine, today reported financial results for the three and nine months ended December 31, 2009.

In the fiscal 2010 third quarter, the Company had net sales of $7.5 million, an increase from net sales of $6.9 million in the comparable prior year period. The Company had a net loss attributable to common stockholders of $237,000, or $(0.00) per basic and diluted share, in the fiscal 2010 third quarter, compared to a net loss attributable to common stockholders of $2.2 million, or $(0.14) per basic and diluted share, in the comparable fiscal 2009 period. Net loss per basic and diluted share for fiscal 2010 was positively impacted by the increase in common shares outstanding resulting from the October 2008 $15 million private placement and note conversion and the issuance of common stock in the September 2009 Betts & Scholl acquisition. The fiscal 2010 third quarter results included a foreign exchange gain of $628,000 due to a weakening U.S. dollar as compared to a foreign exchange loss of $941,000 in the prior year period, as well as a $400,000 gain from the sale of the Sam Houston bourbon brand.

U.S. case sales were 52,355 nine liter cases in the fiscal 2010 third quarter as compared to 53,393 cases in the prior year period. International case sales decreased to 21,045 cases in the fiscal 2010 third quarter as compared to 26,491 cases in the prior year period. Total case sales for the fiscal 2010 third quarter were 73,400 cases as compared to 79,884 cases in the prior year period. Third quarter 2010 case sales included sales of the Company’s Tierras tequila, the first USDA certified organic tequila, Jefferson’s Presidential Select bourbon and Betts & Scholl wines.

Net sales for the nine months ended December 31, 2009 grew to $22.1 million from net sales of $20.2 million in the comparable prior year period. The Company had a net loss attributable to common stockholders of $1.3 million, or $(0.01) per basic and diluted share, in the nine months ended December 31, 2009, compared to a net loss attributable to common stockholders of $12.7 million, or $(0.81) per basic and diluted share, in the comparable fiscal 2009 period. Results for nine months ended December 31, 2009 included a $270,000 gain on the exchange of its remaining outstanding 3% note payable for common stock and a foreign exchange gain of $2.2 million due to a weakening U.S. dollar as compared to a foreign exchange loss of $2.8 million in the prior year period.

U.S. case sales for nine months ended December 31, 2009 grew to 167,583 nine liter cases from 159,841 cases in the prior year period. International case sales decreased to 53,780 cases in nine months ended December 31, 2009 as compared to 72,459 cases in the prior year period. Total case sales for nine months ended December 31, 2009 were 221,363 cases as compared to 232,300 cases in the prior year period.

Richard J. Lampen, President and Chief Executive Officer, said, “Our continued focus on improving margins and controlling expenses moved us closer to profitability this quarter. Our recent reincorporation from Delaware to Florida is just one example of our expense reduction efforts.”

John Glover, Chief Operating Officer, continued, “Our bourbon sales continued to grow during the quarter. To support future growth, we acquired in December 2009 a rare stock of aged bourbon to provide us with a guaranteed supply for our Jefferson’s and Jefferson’s Reserve very small batch bourbons.”

About Castle Brands Inc.

Castle Brands is an emerging developer and international marketer of premium beverage alcohol brands, including Boru® Vodka, Gosling’s Rum®, Pallini® LimoncelloTM, RaspicelloTM and PeachcelloTM, Knappogue Castle Whiskey®, Clontarf® Irish Whiskey, Jefferson’sTM, Jefferson’s Presidential SelectTM and Jefferson’s Reserve® Bourbon, Betts & SchollTM wines, Celtic Crossing® Liqueur, Brady’s® Irish Cream and TierrasTM tequila.

Forward Looking Statements

This press release includes statements of our expectations, intentions, plans and beliefs that constitute “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and are intended to come within the safe harbor protection provided by those sections. These statements, which involve risks and uncertainties, related to the discussion of our business strategies and our expectations concerning future operations, margins, profitability, liquidity and capital resources and to analyses and other information that are based on forecasts of future results and estimates of amounts not yet determinable. You can identify these and other forward-looking statements by the use of such words as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “thinks,” “estimates,” “seeks,” “expects,” “predicts,” “could,” “projects,” “potential” and other similar terms and phrases, including references to assumptions. These forward looking statements are made based on expectations and beliefs concerning future events affecting us and are subject to uncertainties, risks and factors relating to our operations and business environments, all of which are difficult to predict and many of which are beyond our control, that could cause our actual results to differ materially from those matters expressed or implied by these forward looking statements. These risks include our history of losses and expectation of further losses, our ability to expand our operations in both new and existing markets, our ability to develop or acquire new brands, our relationships with distributors, the success of our marketing activities, the effect of competition in our industry and economic and political conditions generally, including the current recessionary economic environment and concurrent market instability. More information about these and other factors are described under the caption “Risk Factors” in Castle Brands’ Annual Report on Form 10-K, as amended, for the year ended March 31, 2009, filed with the Securities and Exchange Commission.

When considering these forward looking statements, you should keep in mind the cautionary statements in this press release and the documents incorporated by reference. New risks and uncertainties arise from time to time, and we cannot predict those events or how they may affect us. We assume no obligation to update any forward looking statements after the date of this press release as a result of new information, future events or developments, except as required by the federal securities laws.

CASTLE BRANDS INC. AND SUBSIDIARIES
Condensed Unaudited Consolidated Statements of Operations

	Three months ended		Nine months ended
	December 31,		December 31,
	2009	2008	2009	2008
Sales, net*	$7,490,526	$6,912,185	$22,052,321	$20,234,680
Cost of sales*	4,924,823	4,754,560	14,219,977	13,793,173

Gross profit	2,565,703	2,157,625	7,832,344	6,441,507

Selling expense	2,265,354	3,960,445	7,363,067	11,263,894
General and administrative expense	1,308,248	2,952,799	4,057,956	7,171,196
Depreciation and amortization	240,774	240,020	687,506	727,879

Loss from operations	(1,248,673)	(4,995,639)	(4,276,185)	(12,721,462)

Other income	—	31,590	145	56,974
Other expense	(26,376)	(9,841	(48,057	(38,053
Foreign exchange gain (loss)	628,436	(940,981	2,212,933	(2,861,969
Interest income (expense), net	1,408	(526,363	28,265	(1,560,607
Gain on sale of intangible asset	405,900	—	405,900	—
Gain on exchange of note payable	—	4,173,716	270,275	4,173,716
Income tax benefit	37,038	37,038	111,114	111,114

Net loss	(202,267)	(2,230,480)	(1,295,610)	(12,840,287)
Net loss attributable to noncontrolling interests	(34,963)	(8,062)	27,926	166,103

Net loss attributable to common stockholders	$(237,230)	$(2,238,542)	$(1,267,684)	$(12,674,184)

Net loss per common share, basic and diluted, attributable to common stockholders	$(0.00)	$(0.14)	$(0.01)	$(0.81)

Weighted average shares used in computation, basic and diluted, attributable to common stockholders	107,955,207	15,629,776	103,623,882	15,629,776

*	Sales, net and Cost of sales include excise taxes of $1,146,624 and $1,068,649 for the three months ended December 31, 2009 and 2008, respectively, and $3,851,410 and $3,173,839 for the nine months ended December 31, 2009 and 2008, respectively.